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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-157537
and 333-157537-01 through 333-157537-27

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2010

Prospectus Supplement to Prospectus Dated February 26, 2009

Ball Corporation

$450,000,000

       % Senior Notes due 2020

Ball Corporation is offering $450 million in aggregate principal amount of its         % Senior Notes due 2020 (the "notes"). Ball Corporation will pay interest on the notes in cash semiannually in arrears on                           and                            of each year, beginning                           , 2010. The notes will be Ball Corporation's senior unsecured obligations and will rank equally in right of payment to all of Ball Corporation's existing and future senior unsecured indebtedness and senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes. The notes will be effectively junior to all secured indebtedness of Ball Corporation and structurally subordinated to all indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not guarantors of the notes. We may redeem up to 35% of the notes from the proceeds of certain equity offerings prior to                           , 2013. We may redeem some or all of the notes at any time prior to                           , 2015 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium" as described in this prospectus supplement. On or after                           , 2015, we may redeem some or all of the notes at any time at the redemption prices described in this prospectus supplement.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)%		$
Underwriting discount	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest from                           , 2010, if settlement occurs after that date.

The underwriters expect to deliver the notes on or about March    , 2010, in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Deutsche Bank Securities
BofA Merrill Lynch
J.P. Morgan
Goldman, Sachs & Co.
Barclays Capital

Co-Managers

RBS	KeyBanc Capital Markets	Wells Fargo Securities
BNP PARIBAS	HSBC	Rabo Securities USA, Inc.

The date of this prospectus supplement is                           , 2010

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission (the "SEC") for a more complete understanding of the document or matter. Before purchasing the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        Ball files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Ball's SEC filings will also be available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball's common stock is listed.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by Ball with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement will be deemed automatically to update and supersede this information. The documents listed below previously filed by Ball with the SEC are incorporated by reference herein:

  •
  Ball's Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  Ball's definitive Proxy Statement for the 2010 Annual Meeting of Shareholders dated March 15, 2010; and

  •
  Ball's Current Report on Form 8-K filed with the SEC on February 26, 2010.

        Whenever, before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Unless the context requires otherwise, all references to this prospectus supplement or the accompanying prospectus include the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements represent our goals and results could vary materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance and the expected benefits and other benefits of the acquisitions described herein. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

        Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our Form 10-K for the fiscal year ended December 31, 2009 and in this prospectus supplement. Some of the factors that we believe could affect our results include, but are not limited to:

  •
  loss of one or more major customers or changes to contracts with one or more customers or fluctuation in customer or consumer growth, demand and preferences;

  •
  successful or unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith, including the recent acquisition and related integration of four metal beverage container plants;

  •
  insufficient production capacity or overcapacity in foreign and domestic metal and plastic container industry production facilities and its impact on pricing;

  •
  changes in senior management;

  •
  the current global credit recession and its effects on liquidity, credit risk, asset values and the economy;

  •
  failure to achieve anticipated productivity improvements or production cost reductions, including those associated with capital expenditures;

  •
  availability and cost of gas and electric power, natural resources, raw materials and supplies, as well as the recent significant increases in resin, steel, aluminum and energy costs, and the ability or inability to include or pass on to customers changes in raw material costs;

  •
  changes or competition in the pricing of the Company's products and services and the possible decrease in, or loss of, sales resulting therefrom;

  •
  insufficient or reduced cash flow, and interest rates affecting our debt;

  •
  transportation costs;

  •
  the number and timing of the purchases of Ball Corporation's common shares;

  •
  regulatory action or federal and state legislation including mandated corporate governance, financial reporting laws and the Foreign Corrupt Practices Act;

  •
  the effects of other restrictive packaging legislation, such as recycling laws;

  •
  labor strikes, boycotts, terrorist activity, war and regional and global pandemics;

  •
  increases and trends in various employee benefits and labor costs, including pension, medical and health care costs, as well as the rates of return projected and earned on assets and discount rates used to measure future obligations and expenses of the Company's defined benefit retirement plans;

  •
  antitrust, intellectual property, consumer and other litigation;

  •
  maintenance and capital expenditures;

  •
  goodwill impairment;

  •
  changes in generally accepted accounting principles or their interpretation or other accounting changes;

  •
  the authorization, funding, availability and returns of contracts for the aerospace and technologies segment and delays, extensions and technical uncertainties, as well as schedules of performance associated with those contracts and related services provided thereunder;

  •
  international business and market risks such as the devaluation or revaluation of certain currencies and the activities of foreign subsidiaries in Europe and particularly in developing countries such as the PRC and Brazil;

  •
  changes in the foreign exchange rates of the U.S. dollar against the European euro, British pound, Polish zloty, Serbian dinar, Hong Kong dollar, Canadian dollar, Chinese renminbi, Brazilian real and Argentine peso, and in the foreign exchange rate of the European euro against the British pound, Polish zloty and Serbian dinar;

  •
  regulatory action or laws including tax, environmental, health and workplace safety, including in respect of climate change, or chemicals or substances used in raw materials or in the manufacturing process, particularly publicity concerning Bisphenol-A, or BPA, a chemical used in the manufacture of epoxy coatings applied to many types of containers (including certain of those produced by the Company);

  •
  changes to unaudited results due to statutory audits of our financial statements or management's evaluation of the Company's internal control over financial reporting; and

  •
  loss contingencies related to income and other tax matters, including those arising from audits performed by U.S. and foreign tax authorities.

        We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET AND INDUSTRY DATA

        The market, industry or similar data presented herein are based upon estimates by our management, using various third party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus supplement.

v

SUMMARY

        This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to "Ball Corporation" or "Ball" refer only to Ball Corporation and not to any of its subsidiaries, and references to the "Company," "we," "us," "our" and similar terms refer to Ball Corporation and its subsidiaries.

Our Company

        We are one of the world's leading suppliers of metal and plastic packaging to the beverage, food and household products industries. We believe we are one of the largest manufacturers of metal beverage containers in the world and the largest in North America. Our packaging products are produced for a variety of end uses and are currently manufactured in plants around the world. We also supply aerospace and other technologies and services to governmental and commercial customers. We had net sales of $7.3 billion and EBITDA of $939.8 million for the year ended December 31, 2009.

        Our products include:

  •
  aluminum and steel beverage cans for carbonated soft drinks, beer, energy drinks and other beverages, of which in 2009 we produced approximately 31 billion recyclable beverage cans in North America, 2.7 billion cans in the People's Republic of China, or PRC (as well as 1.7 billion cans manufactured by two joint ventures), and 16 billion cans in Europe (excluding Russia), representing approximately 31 percent, 22 percent and 32 percent of total market shipments, respectively;

  •
  two- and three-piece steel food cans for packaging vegetables, fruit, soups, meat, seafood, pet food and other products, of which we produced more than 5.1 billion units in 2009 in North America, representing approximately 18 percent of total shipments;

  •
  aerosol cans, paint cans and custom and specialty containers, of which our production represented approximately 45% of total annual North American steel aerosol shipments in 2009;

  •
  polyethylene terephthalate (PET) and polypropylene plastic bottles for carbonated soft drinks, water, juice, sports drinks, beer and other beverages, of which we produced approximately 5 billion units in 2009 in North America, representing approximately 8 percent of total U.S. PET container shipments, and approximately 625 million polypropylene food and specialty containers in 2009; and

  •
  aerospace and other high technology products and services, including spacecraft, instruments and sensors, radio frequency and microwave technologies, data exploitation solutions and a variety of advanced aerospace technologies and products that enable deep space missions.

        We sell our packaging products primarily to major beverage, food and household products companies, including SABMiller plc, PepsiCo Inc. and its affiliated bottlers, The Coca-Cola Company and its affiliated bottlers, Anheuser-Busch InBev n.v./s.a., MillerCoors LLC, Heineken N.V. and ConAgra Foods, Inc. We believe we have been able to develop long-term customer relationships by providing superior quality and customer service at competitive prices. Our preferred supplier status with our customers is evidenced by our large number of long-term supply contracts, our high customer retention and our numerous customer awards and recognitions. We estimate that in 2009 more than 80 percent of our sales were made pursuant to long-term contracts.

Competitive Strengths

        We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:

  •
  Significant Presence in Multiple Markets—We are the largest manufacturer of metal beverage containers in North America. Our 2009 North American metal beverage container shipments of approximately 31 billion recyclable beverage cans represented approximately 31 percent of total U.S. and Canadian shipments. In addition, we are the second largest metal beverage container producer in Europe, where our 2009 shipments of 16 billion cans represented approximately 32 percent of total European shipments (excluding Russia). We are one of the largest beverage can producers in the PRC and participate in joint ventures in Brazil and the PRC. We also have a strong position in North American steel food container and aerosol can manufacturing, with an approximate 18 and 45 percent share, respectively, of shipments in 2009, and a significant position in the PET container segment.

  •
  Diversified Sources of Cash Flow—Our operations historically have generated significant cash flow. Our presence in multiple markets, including metal beverage cans, steel food and aerosol cans, PET and polypropylene containers and high technology aerospace products, diversifies our potential sources of cash flow.

  •
  Low Cost Manufacturer with State-of-the-Art Facilities—Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality. For example, we have recently completed a project to upgrade and streamline our North American beverage can end manufacturing capabilities, a project that we expect will result in productivity gains and cost reductions. Our international packaging segment also operates modern, efficient beverage can plants, with expertise in both steel and aluminum can production. In addition, we have strategically positioned our production sites to provide among the most cost-efficient and effective global coverage of any beverage can manufacturer. Our facilities are located in close proximity to the major geographic regions we serve and are close to our major customers' filling operations in order to minimize transportation costs. Our four recently acquired metal beverage container facilities are among the most modern and efficient in North America.

  •
  Experienced Management—We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses. Our top ten senior executives average over 20 years of experience in the packaging industry.

  •
  High Quality Products and Service—We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality awards we have earned. For example, Ball Corporation was the co-winner of the Ceres and the Association of Chartered Certified Accountants' (ACCA) Best First Time Reporter Award for sustainability reporting in the 2009 Ceres-ACCA North American Sustainability Awards and received the 2009 International Metal Decorators Association Award of Excellence for 2 Piece Container for its Sunshine Wheat beverage cans, using the Eyeris™ technology. Ball Corporation has received the Abbott Supplier Excellence Award for four consecutive years, and Ball Packaging Europe received the 2008 "Supplier of the Year Award" from Coca-Cola Enterprises. In addition, Ball's plastic packaging division received the 2008 "Quality Supplier of the Year" award from Heinz. Outside of packaging, Ball's aerospace business received a NASA Public Service Group Achievement Award for its work on the Spitzer Space Telescope (2009) and NASA's Goddard Space Flight Center Contractor of the Year Award in May 2008, and Ball's Hubble Space Telescope team was awarded a NASA Group Achievement Award for the Advanced Camera For Surveys (ACS) recovery (2008). We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.

  •
  Technological Leadership—We have extensive experience in improving productivity and designing innovative products. In particular, we have successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in can and can end manufacturing techniques. Our North American packaging research and development activities are primarily conducted in the Ball Technology & Innovation Center located near Denver, Colorado, and we perform our European research and development activities at our modern technical center in Bonn, Germany. Current research and development efforts include the development of new sizes and types of metal and plastic containers as well as new uses for the current containers. Our innovation efforts continue to build momentum and play an important role in keeping us close to our customers. Over the last 24 months or so we have launched 25 new products that have resulted in over 5 billion new or enhanced units in the marketplace—a growth of over one billion new units in 2009 alone.

Business Strategy

        Over the past several years, we have pursued a strategy of: (1) consolidating and growing through acquisitions, strategic alliances or other means in order to improve the competitive positioning and profitability of our existing businesses; (2) rationalizing and restructuring those businesses which faced overcapacity and/or insufficient levels of profitability and cash flow; and (3) operating our businesses to maximize returns on capital, profitability and cash flow.

        To maintain our status as a premier, low-cost manufacturer of packaging products and expand our world-class niche aerospace business, we will continue to pursue several strategic initiatives, including:

  •
  Pursue Selected Growth Opportunities—A component of our growth strategy has been, and will continue to be, to enter into strategic alliances and make acquisitions that complement our existing businesses, improve our competitive positioning, diversify our customer base, expand our product offering and leverage our existing distribution and logistics channels. Our investments are driven by improving return on invested capital, being accretive to our long-term growth, enhancing economic value, and increasing operating cash flow. Over the past several years, we have entered into strategic alliances and completed several acquisitions, including the four metal beverage container facilities and associated contracts recently acquired in the United States, and intend to continue to pursue such opportunities in the future.

  •
  Leverage Relationships with Existing Customers—We have long-term relationships with leading domestic and international beverage and food manufacturers and are continually seeking to expand our business with these customers and their affiliates. These customer relationships are maintained and expanded through our continued delivery of low-cost quality products, superior customer service, innovation in design, efficient distribution through the use of strategically located facilities and the supply of products under multi-year supply contracts.

  •
  Maintain Low Cost Position—We will continue to pursue opportunities to strengthen our low-cost position in the metal beverage can business, as well as opportunities to lower costs in steel food and aerosol cans and PET and polypropylene containers. Our strategy is to reduce costs and increase operating efficiencies through: (1) investments in productivity-enhancing machinery and equipment; (2) development and implementation of proprietary process technology; (3) reductions in the material content of containers; (4) improved utilization of capacity, equipment and personnel; and (5) economies of scale in purchasing.

  •
  Enhance Technological Leadership—We will continue to make research and development an important element of our competitive advantage and strategy, both in designing new products and in improving production efficiency and productivity. We plan to continue to work actively with customers to improve existing products and to design new packaging features. We also intend to leverage our design and engineering capabilities to develop value-added packaging and aerospace products, and to create more cost-effective manufacturing systems and materials that contribute to improvements in quality and operating efficiency.

  •
  Pursue Operational Improvements and Product Innovation—We are converting selected manufacturing lines in Europe and North America from the production of standard size commodity beverage cans to the production of specialty cans as our customers' needs for new sizes and styles of beverage cans continue to grow. In addition, we are creating customized, differentiated plastic containers for our customers, including unique barrier plastics such as Gamma®, Gamma-Clear®, AmazonHM® and KHS Corpoplast GmbH Plasmax® barrier bottles.

  •
  Capitalize on Ball Aerospace & Technologies Corp.'s World-Class Capabilities—We intend to continue to focus on our core strengths in the defense market and the commercial space market and take advantage of growth opportunities related to our services and tactical components.

Industry Overview

        We operate in the packaging industry, which consists of metal, glass, plastic and paper-based products in the form of cans, bottles, cartons, boxes, closures and flexible packages for a variety of end uses, including food and beverage, consumer products, personal care, pharmaceutical and medical, household and food service, among others. According to industry sources, the global packaging industry had estimated revenues in 2009 of approximately $429 billion. The industry is global with companies of various sizes operating primarily on a local/regional basis as it is generally not economic to transport unfilled containers long distances. We hold leading positions in two of the industry's largest, more mature markets in North America and Europe that are expected to exhibit stable to moderate growth. Worldwide shipments of metal beverage cans exceeded 245 billion units in 2009. The North American beverage can industry is the largest with more than 100 billion cans shipped in 2009, followed by Europe (excluding Russia) with more than 47 billion cans. Shipments of steel food cans and aerosol cans in the U.S. and Canada are approximately 31 and 3 billion cans annually, respectively.

The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	Ball Corporation.
Notes Offered	$450 million in aggregate principal amount of notes.
Maturity Date	, 2020.
Interest Rate and Interest Payment Dates	% per annum, payable semiannually in arrears in cash on and of each year, beginning , 2010.
Guarantees

Ball Corporation's operations are conducted through its subsidiaries. Ball Corporation's payment obligations under the notes will be fully and unconditionally guaranteed by certain of Ball Corporation's existing and future domestic restricted subsidiaries. The notes will not be guaranteed by any of Ball Corporation's foreign subsidiaries.

For the year ended December 31, 2009, the non-guarantor subsidiaries generated 29% of our net sales. As of December 31, 2009, the non-guarantor subsidiaries held 46% of our assets. See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."

Change of Control

In the event of a Change of Control, as defined herein, the holders may require Ball Corporation to purchase for cash all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

Ranking	The notes will be Ball Corporation's senior unsecured obligations and will rank:

•       equally in right of payment to all of Ball Corporation's existing and future senior unsecured indebtedness and other liabilities, including trade payables and our outstanding 6 7/8% Senior Notes due 2012 (the "2012 notes"), our outstanding 7 1/8% Senior Notes due 2016 (the "2016 notes") , our outstanding 6 5/8% Senior Notes due 2018 (the "2018 notes") and our outstanding 7 3/8% Senior Notes due 2019 (the "2019 notes" and, together with the 2012 notes, the 2016 notes and the 2018 notes, the "existing senior notes"); and

• senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes.
The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor's senior unsecured obligation and will rank:
• equally in right of payment to all of such subsidiary guarantor's existing and future senior unsecured debt and other liabilities, including trade payables; and
• senior in right of payment to all of such subsidiary guarantor's future debt, if any, that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

The notes will be effectively subordinated to any secured debt of Ball Corporation, including borrowings under Ball Corporation's senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not subsidiary guarantors.

As of December 31, 2009, on an as adjusted basis, after giving effect to this offering and the other transactions described in "Use of Proceeds:"

•       Ball Corporation and its subsidiaries would have had approximately $2,545.5 million in aggregate principal amount of outstanding long-term debt on a consolidated basis, of which approximately $943.6 million would have been secured, and an additional $591 million would have been available for borrowing on a secured basis under Ball Corporation's committed credit facilities;

• approximately $1,150 million in aggregate principal amount of Ball Corporation's and its subsidiary guarantors' outstanding debt would have consisted of the existing senior notes; and
• Ball Corporation's subsidiaries that are non-guarantors would have had approximately $1,545 million in liabilities, excluding intercompany liabilities but including trade payables.
See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."

Optional Redemption

Prior to                    , 2013, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net proceeds of certain equity offerings, provided at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding after the redemption.

We may redeem some or all of the notes at any time prior to                    , 2015, at a price equal to 100% of the principal amount of notes redeemed plus accrued and unpaid interest to the redemption date and a make whole premium. On or after                    , 2015, we may redeem some or all of the notes at any time at the redemption prices described in the section "Description of Notes—Optional Redemption."

Certain Covenants

Ball Corporation will issue the notes under an indenture among Ball Corporation, the subsidiary guarantors and the trustee. The indenture, among other things, will limit Ball Corporation's and its restricted subsidiaries' ability to:

• incur additional debt and issue preferred stock;
• pay dividends or make other restricted payments;
• make certain investments;
• create liens;
• allow restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;
• sell assets;
• enter into sale and leaseback transactions;
• merge or consolidate with other entities; and
• enter into transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. Certain of these covenants will no longer be applicable if and when the notes are rated investment grade by any two of Moody's, S&P and Fitch. See "Description of Notes—Certain Covenants—Changes in Covenants when Notes Rated Investment Grade."

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $             after deducting underwriting discounts and commissions and estimated expenses related to this offering. We intend to use the net proceeds from this offering, together with borrowings under our revolving credit facility or accounts receivable securitization facility or cash on hand, to retire the 2012 notes, which bear an interest rate of 6 7/8% per year and mature on December 15, 2012, whether by redemption, tender offer, open market purchases, privately negotiated transactions or otherwise.

DTC Eligibility

The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under "Description of Notes—Book-Entry, Delivery and Form."

Form and Denomination	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Risk Factors

See "Risk Factors" beginning on page S-11 and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Corporate Information

        Our principal executive office is located at 10 Longs Peak Drive, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131. We also maintain a website at www.ball.com. The information on our website is not part of this prospectus supplement unless such information is specifically incorporated herein.

Summary Historical Financial Data

        The following table sets forth selected historical consolidated financial data for the Company. The selected historical consolidated financial data as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 have been derived from the Company's audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2009. The selected historical consolidated financial data as of December 31, 2007, 2006 and 2005 and for each of the years ended December 31, 2006 and 2005 have been derived from the Company's historical consolidated financial statements, which have been adjusted to reflect the adoption of guidance related to the accounting and reporting for the noncontrolling interest in a subsidiary, that are not included in our Annual Report on Form 10-K for the year ended December 31, 2009. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes all contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2010, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(dollars in millions, except per share data)
Statement of Earnings Data:
Total net sales	$5,751.2	$6,621.5	$7,389.7	$7,561.5	$7,345.3
Cost of sales (1)	4,802.7	5,540.4	6,226.5	6,340.4	6,071.5
Depreciation and amortization	213.5	252.6	281.0	297.4	285.2
Selling, general and administrative	233.8	287.2	323.7	288.2	328.6
Business consolidation and other activities	21.2	35.5	44.6	52.1	44.5
Gain on sales of investments	—	—	—	(7.1)	(39.1)
Property insurance gain	—	(75.5)	—	—	—

Earnings before interest and taxes	480.0	581.3	513.9	590.5	654.6

Net earnings	$272.9	$330.0	$281.7	$319.9	$388.4

Net earnings attributable to Ball Corporation	$272.1	$329.6	$281.3	$319.5	$387.9

Earnings per share:
Basic	$2.52	$3.19	$2.78	$3.33	$4.14
Diluted	2.48	3.14	2.74	3.29	4.08
Other Data:
EBITDA (2)(3) (unaudited)	$693.5	$833.9	$794.9	$887.9	$939.8
EBITDA margin (unaudited)	12.1%	12.6%	10.8%	11.7%	12.8%
Interest expense (4)	$116.4	$134.4	$149.4	$137.7	$117.2
Cash flow from operations	558.8	401.4	673.0	627.6	559.7
Cash flow from investing activities	(290.0)	(993.4)	(265.8)	(418.0)	(581.4)
Cash flow from financing activities	(410.7)	680.2	(412.4)	(205.5)	100.8
Capital expenditures (5)	(291.7)	(279.6)	(308.5)	(306.9)	(187.1)
Cash dividends per common share	0.40	0.40	0.40	0.40	0.40
Ratio of earnings to fixed charges (unaudited)	3.5x	3.6x	3.0x	3.7x	4.7x

	As of December 31,
	2005	2006	2007	2008	2009
	(dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$61.0	$151.5	$151.6	$127.4	$210.6
Working capital	67.9	307.0	329.8	302.9	494.7
Total assets	4,361.5	5,840.9	6,020.6	6,368.7	6,488.3
Total debt and capital lease obligations, including current maturities	1,589.7	2,451.7	2,358.6	2,410.1	2,596.2
Ball Corporation's shareholders' equity	853.4	1,165.4	1,342.5	1,085.8	1,581.3
Total shareholders' equity	858.5	1,166.4	1,343.6	1,087.3	1,583.0

(1)
Excludes depreciation expense.

(2)
EBITDA represents earnings before interest, taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our financial performance and our management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies' financial performance in our industry. EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net earnings as an indicator of our operating performance. Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP. A reconciliation of EBITDA to net earnings attributable to Ball Corporation follows:

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(dollars in millions)
EBITDA	$693.5	$833.9	$794.9	$887.9	$939.8
Depreciation and amortization	(213.5)	(252.6)	(281.0)	(297.4)	(285.2)

Earnings before interest and taxes	480.0	581.3	513.9	590.5	654.6
Interest expense	(116.4)	(134.4)	(149.4)	(137.7)	(117.2)

Earnings before taxes	363.6	446.9	364.5	452.8	537.4
Tax provision	(106.2)	(131.6)	(95.7)	(147.4)	(162.8)
Equity in results of affiliates	15.5	14.7	12.9	14.5	13.8

Net earnings	272.9	330.0	281.7	319.9	388.4
Less earnings attributable to noncontrolling interests	(0.8)	(0.4)	(0.4)	(0.4)	(0.5)

Earnings attributable to Ball Corporation	$272.1	$329.6	$281.3	$319.5	$387.9

(3)
EBITDA was impacted by net business consolidation and other activity (costs) gains, including gains on property insurance and sales of investments, of $(21.2) million, $40 million, $(44.6) million, $(45) million and $(5.4) million for the years ended December 31, 2005, 2006, 2007, 2008 and 2009, respectively. See the notes accompanying Ball Corporation's consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for details about business consolidation costs or gains.

(4)
Includes $19.3 million of debt refinancing costs in 2005, reported as interest expense.

(5)
Amounts in 2007 and 2006 do not include the offsets of $48.6 million and $61.3 million, respectively, of insurance proceeds received to replace fire-damaged assets in our Hassloch, Germany plant.

RISK FACTORS

        You should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent annual report on Form 10-K, including Exhibit 99.2 thereto, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes

Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have now and, after this offering, will continue to have a significant amount of debt. On December 31, 2009, on an as adjusted basis, after giving effect to this offering and the other transactions described in "Use of Proceeds," we would have had total long-term debt of $2,545.5 million (of which $450 million would have consisted of the notes, $943.6 million would have consisted of borrowings under our credit facilities, $1,150 million would have consisted of our existing senior notes and $1.9 million would have consisted of other debt). Our high level of debt could have important consequences, including the following:

  •
  use of a large portion of our cash flow to pay principal and interest on our notes, our credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

  •
  limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

        In addition, a substantial portion of our debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control.

        Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all.

Despite our current significant level of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

        We may be able to incur substantial additional debt in the future. Although our credit facilities contain, the indentures governing our four series of existing senior notes contains, and the indenture governing the notes will contain, restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. If new debt is added to our current debt levels, the substantial risks described above would intensify.

The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.

        Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, Ball Corporation and the subsidiary guarantors are parties to our credit facilities, which are secured by liens on the stock of substantially all of the subsidiaries of Ball Corporation and the subsidiary guarantors. The notes will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.

        As of December 31, 2009, the aggregate amount of our secured debt was approximately $871.8 million, and approximately $663 million was available for additional borrowings under our committed credit facilities. We may be permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.

        The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. None of our foreign subsidiaries will guarantee the notes and certain of our domestic subsidiaries will not guarantee the notes. As of December 31, 2009, on an as adjusted basis, after giving effect to this offering and the other transactions described in "Use of Proceeds," our non-guarantor subsidiaries would have had $1,545 million of outstanding liabilities, excluding intercompany liabilities but including trade payables. Under some circumstances, the terms of the notes will permit Ball Corporation and the guarantor subsidiaries to incur additional debt. In addition, the non-guarantor subsidiaries generated 29 percent of our net sales and 38 percent of our EBITDA for the year ended December 31, 2009 and held 46 percent of our assets as of December 31, 2009.

The terms of our debt impose, or will impose, restrictions on us that may affect our ability to successfully operate our business and our ability to make payments on the notes.

        The indentures governing our existing senior notes contain, and the indenture governing the notes will contain, covenants that, among other things, limit our ability to:

  •
  incur additional debt and issue preferred stock;

  •
  pay dividends or make other restricted payments;

  •
  make certain investments;

  •
  create liens;

  •
  allow restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;

  •
  sell assets;

  •
  enter into sale and leaseback transactions;

  •
  merge or consolidate with other entities; and

  •
  enter into transactions with affiliates.

        These covenants could materially and adversely affect our ability to finance our future operations or capital needs and to engage in other business activities that may be in our best interest.

        All of these covenants may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply. A breach of these covenants could result in a default under the indenture governing the notes. If there were an event of default under the indenture for the notes, holders of such defaulted notes could cause all amounts borrowed under the notes to be due and payable immediately.

We may not be able to service the notes because of our operational structure.

        The notes are obligations solely of Ball Corporation, and each subsidiary guarantee is the obligation solely of the applicable guarantor. Ball Corporation, the issuer of the notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Ball Corporation's subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Ball Corporation's subsidiaries are separate and distinct legal entities.

        Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from Ball Corporation's subsidiaries because the notes are not obligations of non-guarantor subsidiaries. Therefore, although Ball Corporation's operating subsidiaries may have cash, Ball Corporation may not be able to make payments on its debt. In addition, the non-guarantor subsidiaries are not obligated to make distributions to Ball Corporation. The ability of Ball Corporation's subsidiaries to make payments to Ball Corporation will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. Although the indentures governing the existing senior notes limit, and the indenture governing the notes will limit, the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us, such limitations will be subject to a number of significant qualifications.

If the notes are rated investment grade on any date following the date of the supplemental indenture relating to the notes by at least two of Moody's, S&P and Fitch, certain covenants contained in the indenture will no longer be applicable to the notes, and the holders of the notes will lose the protection of these covenants.

        The indenture contains certain covenants that will no longer be applicable to the notes if, on any date following the date of the supplemental indenture relating to the notes, the notes are rated investment grade by at least two of Moody's, S&P and Fitch and no default or event of default has occurred. See "Description of Notes—Certain Covenants—Changes in Covenants when Notes Rated Investment Grade." These covenants restrict, among other things, our ability to pay dividends, incur additional debt and enter into certain types of transactions. Because we would not be subject to these restrictions if the notes are rated investment grade by at least two of the rating agencies, we would be able to make dividends and distributions, incur substantial additional debt and enter into certain types of transactions. If the notes lose the protection of these covenants, the covenants will never be reinstated thereafter, regardless of any subsequent changes in the rating of the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

        Upon certain events constituting a change of control, as that term is defined in the indenture governing the notes, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder's notes at a price equal to 101% of the principal thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture governing the notes, which could lead to a cross-default under our credit facilities and under the terms of our other debt. In addition, our credit facilities would either prohibit or effectively prohibit us from making any such required repurchases. Prior to repurchasing the notes on a change of control event, we must either repay outstanding debt under our credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding debt under our credit facilities, we would remain effectively prohibited from offering to repurchase the notes.

We may not be required, or we may not be able, to repurchase the notes upon an asset sale.

        Holders of the notes may not have all or any of their notes repurchased following an asset sale because:

  •
  we are only required to repurchase the notes under certain circumstances if there are excess proceeds of the asset sale; or

  •
  we may be prohibited from repurchasing the notes by the terms of our senior debt.

        Under the terms of the indenture governing the notes, we may be required to repurchase all or a portion of the notes following an asset sale at a purchase price equal to 100% of the principal amount of the notes. However, we are only required to repurchase the notes from the excess proceeds of the asset sale that we do not use to repay other senior debt or to acquire replacement assets. We can also defer the offer to you until there are excess proceeds in an amount greater than $50 million. The terms of our senior debt will require us to apply most, if not all, of the proceeds of an asset sale to repay that debt, in which case there may be no excess proceeds of the asset sale for the repurchase of the notes.

        In addition, the terms of our senior debt may prevent us from repurchasing the notes without the consent of our senior lenders. In those circumstances, we would be required to obtain the consent of our senior lenders before we could repurchase the notes with the excess proceeds of an asset sale. If we were unable to obtain any required consents, the requirement that we purchase the notes from the excess proceeds of an asset sale will be ineffective.

The subsidiary guarantees of the notes could be subordinated or voided by a court.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Ball Corporation and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to each subsidiary guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.

        If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.

        Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued Ball Corporation:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature;

then a court could:

  •
  avoid all or a portion of our obligations to the holders of the notes;

  •
  subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

  •
  take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

        In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.

        The measures of insolvency for the purposes of the above will be as described in the risk factor "The subsidiary guarantees of the notes could be subordinated or voided by a court." We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.

An active trading market may not develop for the notes.

        There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. A liquid trading market in the notes may not develop.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $             after deducting the underwriting discounts and commissions and estimated expenses related to this offering. We intend to use the net proceeds from this offering, together with borrowings under our revolving credit facility or accounts receivable securitization facility or cash on hand, to retire the 2012 notes, which bear an interest rate of 6 7/8% per year and mature on December 15, 2012, whether by redemption, tender offer, open market purchases, privately negotiated transactions or otherwise.

\ Table of Contents

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2009 (1) on an actual basis and (2) on an as adjusted basis after giving effect to the issuance of $450 million in aggregate principal amount of notes offered hereby and the other transactions described in "Use of Proceeds."

	As of December 31, 2009
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$210.6	$210.6

Long-term debt, including current portion:
Senior Secured Credit Facilities:
Revolving Credit Facilities (1)	$35.6	$107.4
Term Loan Facilities (2)	836.2	836.2
6 7/8% Senior Notes due 2012	509.0	—
6 5/8% Senior Notes due 2018	450.0	450.0
7 1/8% Senior Notes due 2016	375.0	375.0
7 3/8% Senior Notes due 2019	325.0	325.0
Notes offered hereby	—	450.0
Other debt (3)	1.9	1.9

Total long-term debt, including current portion	2,532.7	2,545.5
Total shareholders' equity	1,583.0	1,583.0

Total capitalization	$4,115.7	$4,128.5

(1)
Our revolving credit facility consists of a $735 million U.S. dollar equivalent senior secured facility. At December 31, 2009, taking into account outstanding letters of credit, we had $663 million ($591.2 million, as adjusted) available under such facility. The amounts outstanding on an actual basis as of December 31, 2009, were comprised of $2.3 million ($74.1 million, as adjusted) and £20.9 million ($33.3 million).

(2)
On an actual and as adjusted basis, comprised of a £63.8 million ($101.5 million) Term A Loan, a €227.5 million ($326.1 million) Term B Loan, a Cdn. $114.0 million ($108.6 million) Term C Loan and a $300 million Term D Loan.

(3)
As of December 31, 2009, on an actual and adjusted basis, other debt consisted of $9.4 million of industrial revenue bonds, $(15.9) million of unamortized discounts and $8.4 million of other debt. Other debt excludes $63.5 million outstanding under uncommitted bank facilities and Ball's accounts receivable securitization facility which is reported as an off-balance sheet liability in accordance with U.S. GAAP. As of December 31, 2009, Ball had $250 million outstanding under its accounts receivable securitization facility. See "Description of Other Indebtedness—Accounts Receivable Securitization Facility."

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges (1)	3.5x	3.6x	3.0x	3.7x	4.7x

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings, as defined below, by fixed charges, as defined below. For this purpose, "earnings" consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity and investees and fixed charges (b) less interest capitalized, and "fixed charges" consist of interest expensed and capitalized as well as interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

DESCRIPTION OF OTHER INDEBTEDNESS

Existing Credit Facilities

     General

        Ball Corporation and certain of its subsidiaries, as borrowers, along with Deutsche Bank AG, New York Branch, as administrative agent, and various financial institutions (including certain affiliates of the underwriters), as lenders, are parties to a credit agreement, dated October 13, 2005, as amended on March 27, 2006, in the amount of up to an aggregate U.S. dollar equivalent of approximately $735 million in various tranches and currencies, referred to as the existing credit facilities.

        The following is a description of the general terms that are included in the credit facilities. This information relating to the credit facilities is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. A copy of the credit agreement was filed by Ball Corporation with the SEC as Exhibit 99.2 to Ball Corporation's Current Report on 8-K, dated October 13, 2005 and filed on October 17, 2005, and a copy of the first amendment was filed by Ball Corporation with the SEC as Exhibit 10.1 to Ball Corporation's Current Report on 8-K, dated March 27, 2006 and filed on March 30, 2006.

        The credit facilities were comprised of the following as of December 31, 2009:

  •
  a multicurrency secured revolving credit facility in the U.S. dollar equivalent amount of $700 million, which will terminate on October 13, 2011;

  •
  a Canadian dollar secured revolving credit facility in the U.S. dollar equivalent amount of $35 million, which will mature on October 13, 2011;

  •
  a British sterling denominated secured term loan facility in the amount of £63.8 million (or approximately $101.5 million) which will mature October 13, 2011, referred to as the Sterling Term A loan facility;

  •
  a euro denominated secured term loan facility in the amount of €227.5 million (or approximately $326.1 million) which will mature on October 13, 2011, referred to as the Euro Term B loan facility;

  •
  a Canadian dollar denominated secured term loan facility in the amount of Cdn. $114.0 million (or approximately $108.6 million) which will mature on October 13, 2011, referred to as the Canadian Term C loan facility; and

  •
  a U.S. dollar denominated secured term loan facility in the amount of $300 million which will mature on October 13, 2011, referred to as the Term D loan facility.

     Amortization

        The term loans are amortized quarterly from December 31, 2007, through the date of maturity for each facility according to the schedule set forth below. In 2009, Ball Corporation prepaid the first two quarterly payments for 2010 for the Euro Term B loan facility and the first three quarterly payments for 2010 for the U.S. dollar denominated secured term loan facility.

Year	Sterling Term A Loan Facility	Euro Term B Loan Facility	Canadian Term C Loan Facility	Term D Loan Facility
2010	30.00%	30.00%	25.00%	30.00%
2011	45.00%	45.00%	63.75%	45.00%

     Interest

        For purposes of calculating interest, loans under the credit agreement are designated as Eurocurrency Rate Loans or, in certain circumstances, Base Rate Loans, Canadian Prime Rate Loans or Canadian B/A Discount Rate Loans.

        Eurocurrency Rate Loans that are dollar denominated bear interest at the interbank eurocurrency rate plus a borrowing margin as described below. Eurocurrency Rate Loans that are non-dollar denominated bear interest at the LIBOR Rate for Sterling and EURIBOR Rate for euros plus a borrowing margin as described below. Interest on Eurocurrency Rate Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months and every three months in the case of interest periods of six months or longer.

        Base Rate Loans bear interest at (a) the greater of (i) the rate most recently announced by Deutsche Bank as its "prime rate" or (ii) the Federal Funds Rate plus 1/2 of 1% per annum; plus (b) a borrowing margin as described below. Interest on Base Rate Loans is payable quarterly in arrears.

        Canadian Prime Rate Loans bear interest at (a) the higher of (i) the annual rate of interest announced publicly by the Canadian Administrative Agent and in effect as its prime rate on such day for determining interest rates on Canadian dollar denominated commercial loans made in Canada and (ii) 0.75% per annum above the CDOR Rate in effect on such date; plus (b) a borrowing margin as described below.

        Canadian B/A Discount Rate Loans bear interest at the CDOR Rate for a Schedule I Bank and at the CDOR Rate plus a spread for all other Canadian lenders, plus in all such instances a borrowing margin as described below.

Ratings (S&P/Moody's)	Eurocurrency Revolving Loans (1)	Base Rate Loans (2)
BBB-/Baa3 or better	0.75%	0%
BB+/Ba1	0.875%	0%
BB/Ba2	1.125%	0.125%
BB-/Ba3 or worse	1.375%	0.375%

(1)
The same rates apply to Bankers' Acceptances for the Canadian revolving credit facility.

(2)
The same rates apply to Canadian Prime Rate Loans for the Canadian revolving credit facility.

     Security and Guarantees

        The credit facilities and any interest rate or other hedging arrangements entered into with any of the lenders under the credit facilities are obligations of Ball Corporation and the other subsidiary borrowers and guaranteed by Ball Corporation and all of its present and future material domestic subsidiaries. The credit facilities are secured by (i) a valid first priority perfected lien or pledge on 100% of the stock of each of Ball Corporation's present and future direct and indirect material domestic subsidiaries and (ii) a valid first priority perfected lien or pledge on 65% of the stock of each of Ball Corporation's present and future material first-tier foreign subsidiaries. The obligations of each foreign subsidiary of Ball Corporation that is a subsidiary borrower are secured by a pledge of certain designated first-tier subsidiaries of such foreign subsidiary borrowers.

     Covenants

        The loan documentation contains customary negative covenants and financial covenants. During the term of the credit facilities, the negative covenants restrict Ball Corporation and its subsidiaries' ability to do certain things, including but not limited to: incur certain additional indebtedness; create, incur or permit certain liens on property and assets; engage in certain mergers or consolidations; engage in asset dispositions; declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so; make loans and investments; enter into transactions with affiliates; enter into sale and lease-back transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness.

        The credit agreement also requires Ball Corporation to maintain a maximum leverage ratio of not greater than 3.75 to 1.00 and an interest coverage ratio of not less than 3.50 to 1.00.

     Mandatory Prepayment

        Ball Corporation is required to make a mandatory prepayment of the loans under its credit facilities in an amount equal to 50% of excess cash flow as defined in the loan documentation when the total leverage ratio is 3.50x or greater, the Moody's rating is less than Ba3 and the S&P rating is less than BB-, and no default or event of default exists. In addition, Ball Corporation is required to make a mandatory prepayment of the loans under its credit facilities with, among other things, 100% of the net cash proceeds of any asset sale or proceeds of insurance or condemnation payments, each subject to certain exceptions. Mandatory prepayments of term loans under the credit agreement shall be made on a pro rata basis.

     Events of Default

        The loan documentation for the credit facilities contains customary events of default, including, but not limited to, cross defaults to Ball Corporation's other material debt and certain change of control events.

Accounts Receivable Securitization Facility

        Ball Corporation has a receivables sales agreement with JPMorgan Chase Bank, N.A., as Managing Agent and Collateral Agent, that provides for the ongoing, revolving sale of a designated pool of trade accounts receivable of the Company's North American packaging operations up to $250 million. Net funds received from the sale of the accounts receivable totaled $250 million at December 31, 2009 and are reflected as a reduction of accounts receivable in the Company's consolidated balance sheets.

6 7/8% Senior Notes Due 2012

     General

        The following summary of the 2012 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated December 19, 2002, governing the 2012 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 19, 2002, and filed on December 31, 2002, and the supplemental indenture, dated August 8, 2003, which was filed with the SEC by Ball Corporation on its registration statement on Form S-4 filed September 11, 2003.

        The 2012 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

     Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2012 notes is $509 million, of which $300 million was issued on December 19, 2002 and $250 million was issued on August 8, 2003. The 2012 notes will mature on December 15, 2012. Interest on the 2012 notes accrues at a rate of 6 7/8% per annum and is payable semiannually in arrears on June 15 and December 15 of each year to holders of record on the immediately preceding June 1 and December 1.

     Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2012 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2012 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

     Optional Redemption

        Ball Corporation may redeem all or some of the 2012 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	101.146%
2010 and thereafter	100.000%

     Change of Control

        Upon a change of control, as defined in the indenture governing the 2012 notes, the holders of the 2012 notes have the right to require us to repurchase all or any part of that holder's 2012 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

     Certain Covenants

        The 2012 notes indenture contains certain covenants for the benefit of the holders of the 2012 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

        The 2012 notes indenture provides that if the ratings assigned to the 2012 notes by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2012 notes.

6 5/8% Senior Notes Due 2018

     General

        The following summary of the 2018 notes does not purport to be complete and is qualified in its entirety by reference to the indenture and supplemental indenture, both dated March 27, 2006, governing the 2018 notes, which were filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006.

        The 2018 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

     Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2018 notes is $450 million. The 2018 notes will mature on March 15, 2018. Interest on the 2018 notes accrues at a rate of 6 5/8% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.

     Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2018 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2018 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

     Optional Redemption

        At any time prior to March 15, 2011, we may redeem all or some of the 2018 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount, plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at March 15, 2011 plus (y) all required interest payments due on the note through March 15, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2018 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

        On or after March 15, 2011, Ball Corporation may redeem all or some of the 2018 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2011	103.313%
2012	102.208%
2013	101.104%
2014 and thereafter	100.000%

     Change of Control

        Upon a change of control, as defined in the indenture governing the 2018 notes, the holders of the 2018 notes have the right to require us to repurchase all or any part of that holder's 2018 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

     Certain Covenants

        The 2018 notes indenture contains certain covenants for the benefit of the holders of the 2018 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

        The 2018 notes indenture provides that if the ratings assigned to the 2018 notes by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will no longer be applicable.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2018 notes.

7 1/8% Senior Notes Due 2016

     General

        The following summary of the 2016 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 20, 2006, and the second supplemental indenture, dated August 20, 2009, governing the 2016 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated August 20, 2009, and filed on August 26, 2009.

        The 2016 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

     Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2016 notes is $375 million. The 2016 notes will mature on September 1, 2016. Interest on the 2016 notes accrues at a rate of 7 1/8% per annum and is payable semiannually in arrears on September 1 and March 1 of each year to holders of record on the immediately preceding August 15 and February 15.

     Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2016 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2016 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

     Optional Redemption

        At any time prior to September 1, 2012, we may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of 2016 Notes, including additional 2016 Notes, if any, issued under the indenture at a redemption price of par plus the stated interest rate, or 107.125% of the principal amount of the 2016 notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of one or more equity offerings, subject to certain limitations.

        At any time prior to September 1, 2013, we may redeem all or some of the 2016 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount, plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at September 1, 2013 plus (y) all required interest payments due on the note through September 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2016 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

        On or after September 1, 2013, Ball Corporation may redeem all or some of the 2016 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of the years indicated below:

Year	Percentage
2013	103.563%
2014	101.781%
2015 and thereafter	100.000%

     Change of Control

        Upon a change of control, as defined in the indenture governing the 2016 notes, the holders of the 2016 notes have the right to require us to repurchase all or any part of that holder's 2016 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

     Certain Covenants

        The 2016 notes indenture contains certain covenants for the benefit of the holders of the 2016 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

        The 2016 notes indenture provides that if the ratings assigned to the 2016 notes by at least two of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Inc. are equal to or higher than BBB-, Baa3 and BBB-, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2016 notes.

7 3/8% Senior Notes Due 2019

     General

        The following summary of the 2019 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 20, 2006, and the third supplemental indenture, dated August 20, 2009, governing the 2016 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated August 20, 2009, and filed on August 26, 2009.

        The 2019 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

     Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2019 notes is $325 million. The 2019 notes will mature on September 1, 2019. Interest on the 2019 notes accrues at a rate of 7 3/8% per annum and is payable semiannually in arrears on September 1 and March 1 of each year to holders of record on the immediately preceding August 15 and February 15.

     Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2019 notes are fully and unconditionally guaranteed on an unsecured senior basis by Ball's existing and future material domestic subsidiaries, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2019 notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

     Optional Redemption

        At any time prior to September 1, 2012, we may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of 2019 notes, including additional 2019 notes, if any, issued under the indenture at a redemption price of par plus the stated interest rate, or 107.375% of the principal amount of the 2019 notes redeemed, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of one or more equity offerings, subject to certain limitations.

        At any time prior to September 1, 2014, we may redeem all or some of the 2019 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date. The "Applicable Premium" means the greater of (i) 1.0% of the principal amount of the note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the note at September 1, 2014 plus (y) all required interest payments due on the note through September 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the 2019 notes indenture) as of such redemption date plus 50 basis points; over (b) the principal amount of the note, if greater.

        On or after September 1, 2014, Ball Corporation may redeem all or some of the 2019 notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.688%
2015	102.458%
2016	101.229%
2017 and thereafter	100.000%

     Change of Control

        Upon a change of control, as defined in the indenture governing the 2019 notes, the holders of the 2019 notes have the right to require us to repurchase all or any part of that holder's 2019 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

     Certain Covenants

        The 2019 notes indenture contains certain covenants for the benefit of the holders of the 2019 notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

        The 2019 notes indenture provides that if the ratings assigned to the 2019 notes by at least two of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Inc. are equal to or higher than BBB-, Baa3 and BBB-, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

        Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2019 notes.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Ball," "we," "us" and "our" refer only to Ball Corporation and not to any of its Subsidiaries.

        Ball will issue $450 million in aggregate principal amount of         % senior notes due 2020 (the "notes") in this offering. Ball will issue the notes under a base indenture among itself and The Bank of New York Mellon Trust Company, N.A. (f/k/a) The Bank of New York Trust Company, N.A., as trustee, as amended and supplemented by a fourth supplemental indenture with respect to the notes among Ball, the Guarantors and the trustee (the "fourth supplemental indenture"). For convenience, the base indenture, as amended and supplemented by the fourth supplemental indenture, is referred to as the "indenture." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

     The Notes

        The notes will be Ball's senior unsecured obligations and will rank:

  •
  equally in right of payment to all of Ball's existing and future senior unsecured Indebtedness, including the Existing Senior Notes; and

  •
  senior in right of payment to all of Ball's future Indebtedness that expressly provides for its subordination to the notes.

        In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors, including the lenders under the Credit Facilities, would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. Further, borrowings under the Existing Credit Facilities are secured by a pledge of Capital Stock of Ball and its Domestic Subsidiaries and 65% of the Capital Stock of Ball's first-tier foreign subsidiaries. In addition, the assets of the Subsidiaries of Ball that are not Guarantors, such as Ball's foreign subsidiaries and the Excluded Subsidiaries, will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See "Risk Factors—Risks Related to the Notes—The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt" and "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."

     The Guarantees

        Ball's payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be the Domestic Subsidiaries of Ball as of the date of the fourth supplemental indenture, other than Ball Capital Corp. II, Ball Asia Pacific and the Excluded Subsidiaries. Additionally, all future

Domestic Subsidiaries of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries or Unrestricted Subsidiaries, are expected to become Guarantors.

        The subsidiary guarantee of each Guarantor will be such Guarantor's senior unsecured obligation and rank:

  •
  equally in right of payment to all of such Guarantor's existing and future senior unsecured debt, including such Guarantor's guarantee of the Existing Senior Notes; and

  •
  senior in right of payment to all of such Guarantor's future debt that expressly provides for its subordination to such Guarantor's subsidiary guarantee.

        In the event that the Guarantors' secured creditors exercise their rights with respect to the Guarantors' pledged assets, the Guarantors' secured creditors, including the lenders under the Credit Facilities, would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to their other creditors, including with respect to the guarantees of the notes. In addition, although each Domestic Subsidiary of Ball, other than Ball Capital Corp. II, Ball Asia Pacific, the Excluded Subsidiaries and the Unrestricted Subsidiaries will guarantee the notes, none of Ball's other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including their trade payables, before they will be able to distribute any of their assets to Ball. The non-guarantor subsidiaries generated 29 percent of our net sales for the year ended December 31, 2009 and held 46 percent of our assets as of December 31, 2009. See note 23 to the consolidated financial statements of Ball incorporated by reference into this prospectus supplement for more detail about the historical division of Ball Corporation's consolidated revenues and assets between the Guarantor and non-Guarantor Subsidiaries.

        As of the date of the fourth supplemental indenture for this offering, all of our subsidiaries, other than Ball Capital Corp. II, Ball Asia Pacific and the Excluded Subsidiaries, will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        Ball will issue $450 million in aggregate principal amount of notes in this offering. Subject to its compliance with the covenants contained in the indenture, Ball may issue additional notes under the indenture from time to time after this offering. The notes offered hereby and any additional notes with the same terms subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Ball may issue one or more other classes of notes under the base indenture and subsequent supplemental indentures. Ball will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                  , 2020.

        Interest on the notes will accrue at the rate of         % per annum and will be payable semi-annually in arrears on                  and                  commencing on                   , 2010. Ball will make each interest payment to the holders of record on the immediately preceding                  and                  .

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Ball elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        Ball's payment obligations under the notes will be fully and unconditionally guaranteed by each of Ball's current and future Domestic Subsidiaries, other than Ball Capital Corp. II, Ball Asia Pacific, the Excluded Subsidiaries and Subsidiaries designated as Unrestricted Subsidiaries. Ball's payment obligations under the notes will not be guaranteed by any of Ball's Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.

        Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principals. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor's liability on its subsidiary guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—The subsidiary guarantees of the notes could be subordinated or voided by a court."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

          (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture and its subsidiary guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; or

          (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

        The subsidiary guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Ball or a Restricted Subsidiary of Ball, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Ball, if the sale or other disposition does not violate the "Asset Sale" or "Restricted Payments" provisions of the indenture;

  (3)
  if Ball designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        At any time prior to                  , 2013, Ball may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of the notes, including additional notes, if any, issued under the indenture at a redemption price of par plus the stated interest rate, or         % of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (the "Redemption Date"), with the net cash proceeds of one or more Equity Offerings; provided, that:

  (1)
  at least 65% of the aggregate principal amount of notes, including additional notes, if any, issued under the indenture remains outstanding immediately after the occurrence of such redemption, excluding notes held by Ball and its Subsidiaries; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to                  , 2015, Ball, at its option, may on one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the two preceding paragraphs, the notes will not be redeemable at Ball's option prior to                  , 2015.

        On or after                  , 2015, Ball, at its option, may redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest on the notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on                  of the years indicated below:

Year	Percentage
2015		%
2016		%
2017		%
2018 and thereafter	100.000%

Mandatory Redemption

        Ball is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

     Change of Control

        If a Change of Control occurs, and Ball does not redeem the notes as described above under "—Optional Redemption" within 60 days after the Change of Control, each holder of notes will have the right to require Ball to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Ball will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control or, at Ball's option, prior to the consummation of such Change of Control but after the public announcement thereof, Ball will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, Ball will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Ball.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        Ball will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Ball to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Ball will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of "all or substantially all" of the assets of Ball and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

        Ball will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Ball or the Restricted Subsidiary, as the case may be, receives consideration (including assumption of liabilities) at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by Ball's Board of Directors or Chief Financial Officer and evidenced by an officers' certificate delivered to the trustee with respect to any Asset Sale determined to have a fair market value greater than $100 million; and

  (3)
  at least 75% of the consideration received in the Asset Sale by Ball or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

          (a)   any liabilities, as shown on Ball's or such Restricted Subsidiary's most recent consolidated balance sheet, of Ball or any Restricted Subsidiary, other than contingent liabilities and liabilities of Ball that are by their terms subordinated to the notes or any subsidiary guarantee, that are assumed by the transferee of any such assets;

          (b)   any securities, notes or other obligations received by Ball or any such Restricted Subsidiary from such transferee that are converted by Ball or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Sale, to the extent of the cash received in that conversion;

          (c)   any Designated Noncash Consideration received by Ball or any of its Restricted Subsidiaries in such Asset Sale; provided, that the aggregate fair market value, as determined above, of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 7.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

          (d)   Additional Assets;

provided, that this clause (3) will not be applicable to any sale or other disposition of all or a portion of the business constituting the aerospace and technologies segment of Ball.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Ball (or the applicable Restricted Subsidiary, as the case may be) may, at its option and to the extent Ball elects, apply those Net Proceeds:

  (1)
  to repay Indebtedness and other Obligations under any Credit Facility;

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Ball;

  (3)
  to make a capital expenditure in a Permitted Business;

  (4)
  to acquire other long-term assets that are used or useful in a Permitted Business; or

  (5)
  to make an Investment in Additional Assets; provided, that Ball will be deemed to have complied with this clause (5) if, within 365 days of such Asset Sale, Ball shall have entered into a definitive agreement covering such Investment which is thereafter completed within 365 days after the first anniversary of such Asset Sale.

        Pending the final application of any Net Proceeds, Ball (or the applicable Restricted Subsidiary) may temporarily reduce Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million, Ball will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the

Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Ball may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the Company or its agent will select such other pari passu Indebtedness to be purchased on a pro rata basis or otherwise in accordance with DTC policies and procedures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing Ball's other Indebtedness, in particular the Existing Credit Facilities, contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and repurchases of or other prepayments in respect of the notes. In addition, the exercise by the holders of notes of their right to require Ball to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Ball. Finally, Ball's ability to pay cash to the holders of notes upon a repurchase may be limited by Ball's then existing financial resources. See "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (unless otherwise required by law or applicable stock exchange or depositary requirements).

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

     Changes in Covenants when Notes Rated Investment Grade

        If on any date following the date of the fourth supplemental indenture:

  (1)
  the notes are rated Investment Grade by at least two of the Rating Agencies; and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this description of notes will no longer be applicable to the notes:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  "—Restricted Payments;"

  (3)
  "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;"

  (4)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

  (5)
  "—Designation of Restricted and Unrestricted Subsidiaries;"

  (6)
  "—Transactions with Affiliates;" and

  (7)
  clause (4) of the covenant listed under "—Merger, Consolidation or Sale of Assets."

        There can be no assurance that the notes will ever achieve an investment grade rating.

     Restricted Payments

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Ball's Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving Ball, or to the direct or indirect holders of Ball's Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of Ball;

  (2)
  purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving Ball, any Equity Interests of Ball;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Ball or any Guarantor that is contractually subordinated to the notes or the subsidiary guarantees (excluding any intercompany Indebtedness between or among Ball and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; provided, that this restriction does not apply to a purchase, redemption or defeasance made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of date of such purchase, redemption or defeasance; or

  (4)
  make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  Ball would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Ball or any of its Restricted Subsidiaries after August 10, 1998, excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (10) of the next paragraph, is less than the sum, without duplication, of:

          (a)   50% of the Consolidated Net Income of Ball for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing August 10, 1998 to the end of Ball's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus

          (b)   100% of the aggregate net cash proceeds or the fair market value of property other than cash received by Ball since August 10, 1998 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Ball, other than Disqualified Stock, or from the issue or sale of Disqualified Stock or debt securities of Ball that have been converted into or exchanged for such Equity Interests, other than Equity Interests, Disqualified Stock or debt securities sold to a Restricted Subsidiary of Ball, plus

          (c)   to the extent not already included in Consolidated Net Income of Ball for such period and without duplication, any Restricted Investment that was made by Ball or any of its Restricted Subsidiaries after August 10, 1998 is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to August 10, 1998 is sold for cash or otherwise liquidated or repaid for cash or redesignated as a Restricted Subsidiary, 100% of the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary, less the cost of disposition, if any, plus 50% of the excess of the fair market value of Ball's Investment in such Unrestricted Subsidiary as of the date of such redesignation over the amount of the Restricted Investment that reduced this clause (c); provided, that any amounts that increase this clause (3) shall not duplicatively increase amounts available as Permitted Investments.

        As of December 31, 2009, the amount available for Restricted Payments pursuant to this clause (3) would have been approximately $177.3 million.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of Ball, of Equity Interests of Ball (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Ball; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the payment, purchase, defeasance, retirement, redemption, repurchase or other acquisition (a) of subordinated Indebtedness of Ball or any Restricted Subsidiary of Ball with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or (b) of any Disqualified Stock of Ball in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Disqualified Stock of Ball that is not prohibited by the terms of the indenture to be issued;

  (4)
  the payment of dividends on Ball's common stock up to a combined amount of $50 million per annum; provided, that up to $15 million of such amount that is not utilized by Ball to pay dividends in any calendar year may be carried forward to any subsequent year;

  (5)
  (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Ball that are held by any member of Ball's, or any of its Restricted Subsidiaries', management pursuant to any management equity subscription agreement or stock option agreement or (b) the repurchase of Equity Interests of Ball or any Restricted Subsidiary of Ball held by employee benefits plans, whether directly or for employees, directors or former directors, pursuant to the terms of agreements, other than management equity subscription agreements or stock option agreements, approved by Ball's Board of Directors; provided that, in the case of foregoing clause (a), the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $50 million in the aggregate since the date of the fourth supplemental indenture and, in the case of foregoing clause (b), the aggregate purchase price paid for all such repurchased Equity Interests shall not exceed $25 million in any twelve-month period;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (7)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Ball or a Restricted Subsidiary of Ball by, Unrestricted Subsidiaries;

  (8)
  the payment of any dividend by a Restricted Subsidiary to the holders of all of its Equity Interests on a pro rata basis;

  (9)
  other Restricted Payments in an aggregate amount since the date of the fourth supplemental indenture not to exceed $100 million under this clause (9); and

  (10)
  other Restricted Payments of the kind contemplated by clause (1) or (2) of the definition of Restricted Payments if, immediately after giving effect to such Restricted Payment as if it had occurred at the beginning of Ball's most recently ended four full fiscal quarters for which internal financial statements are available, Ball's Leverage Ratio would have been less than 3.5 to 1.0 and the notes would have been rated Ba3 (or the equivalent thereof) or better by Moody's and BB- (or the equivalent thereof) or better by S&P (provided, that if either such entity ceases to rate the notes for reasons outside of the control of Ball, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1 (c)(2)(vi)(F) under the Exchange Act selected by Ball as a replacement agency will be deemed to satisfy the rating requirement for the rating agency so replaced);

provided, that, with respect to clauses (4), (9) and (10) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction or as a consequence thereof.

        The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Ball or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Ball whose resolution with respect thereto will be delivered to the trustee.

        If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by Ball or a Restricted Subsidiary of Ball and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

     Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock

        Ball will not, and will not permit any of its Restricted Subsidiaries to Incur any Indebtedness, including Acquired Debt, and Ball will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Ball may Incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and any of Ball's Restricted Subsidiaries may Incur Indebtedness, if the Fixed Charge Coverage Ratio for Ball's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been Incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness, Disqualified Stock or the issuance of preferred stock, as applicable (collectively, "Permitted Debt"):

  (1)
  the Incurrence by Ball or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Ball and its Restricted Subsidiaries thereunder) not to exceed $2.5 billion less the aggregate amount of all Net Proceeds of Asset Sales applied by Ball or any of its Restricted Subsidiaries since the date of the fourth supplemental indenture to repay any term Indebtedness under any credit facility or to repay any revolving credit Indebtedness under any credit facility pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  the Incurrence by Ball and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the Incurrence by Ball and the Guarantors of Indebtedness represented by the notes and the subsidiary guarantees to be issued on the date of the fourth supplemental indenture;

  (4)
  the Incurrence by Ball or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Ball or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed 7.5% of Total Assets at any time outstanding;

  (5)
  the Incurrence by Ball or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

  (6)
  the Incurrence by Ball or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Ball and any of its Restricted Subsidiaries; provided, however, that:

          (a)   if Ball or any Guarantor is the obligor on such Indebtedness and the payee is not Ball or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Ball, or any such Guarantor's subsidiary guarantee, in the case of a Guarantor; and

          (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Ball or a Restricted Subsidiary of Ball and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Ball or a Restricted Subsidiary of Ball will be deemed, in each case, to constitute an Incurrence of such Indebtedness by Ball or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the Incurrence by Ball or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred in the normal course of business and not for speculative purposes;

  (8)
  the Incurrence by Ball or any of its Restricted Subsidiaries of Indebtedness in the ordinary course of business solely in respect of performance, bid, surety, appeal and similar bonds, completion or performance guarantees or standby letters of credit (not supporting Indebtedness for borrowed money) issued for the purpose of supporting workers' compensation liabilities of Ball or any of its Restricted Subsidiaries;

  (9)
  the Incurrence of Indebtedness arising from agreements of Ball or a Restricted Subsidiary of Ball providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary;

  (10)
  the Incurrence by a Restricted Subsidiary of Ball of Indebtedness in connection with, and in contemplation of, the concurrent disposition of such Restricted Subsidiary to the stockholders of Ball; provided, that such disposition occurs concurrently with such Incurrence and, following such disposition, neither Ball nor any of its Restricted Subsidiaries has any liability with respect to such Indebtedness;

  (11)
  the Incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to Ball and its Restricted

    Subsidiaries (other than Securitization Entities), except for Standard Securitization Undertakings and Limited Originator Recourse;

  (12)
  the guarantee by Ball or any Restricted Subsidiary of Indebtedness of Ball or a Restricted Subsidiary of Ball that was permitted to be Incurred by another provision of this covenant;

  (13)
  the Incurrence of Indebtedness of Ball or a Restricted Subsidiary owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Ball or a Restricted Subsidiary of Ball, pursuant to reimbursement or indemnification obligations to such Person, in each case Incurred in the ordinary course of business;

  (14)
  the Incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its Incurrence;

  (15)
  the issuance of shares of preferred stock by a Restricted Subsidiary to Ball or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Ball or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (15); and

  (16)
  the Incurrence by Ball or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (16), not to exceed $200 million.

        Ball will not Incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Ball unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Ball will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Ball solely by virtue of being unsecured or by virtue of being secured on first or junior Lien basis.

        For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Ball, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant, except that Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the fourth supplemental indenture will initially be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same or substantially similar terms, the reclassification of Equity Interests as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same or a substantially similar class of Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Ball or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     Liens

        Ball will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Ball or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Ball or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Ball or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Ball or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness as in effect on the date of the fourth supplemental indenture;

  (2)
  other encumbrances and restrictions in effect on the date of the fourth supplemental indenture;

  (3)
  any Credit Facilities, including the Existing Credit Facilities, as in effect on the date of the fourth supplemental indenture, and any extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof and other Credit Facilities not prohibited under the indenture, provided, that the extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other Credit Facilities are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Existing Credit Facilities on the date of the fourth supplemental indenture;

  (4)
  the several indentures governing the notes, the Existing Senior Notes and the related subsidiary guarantees;

  (5)
  applicable law or any rule, regulation or order;

  (6)
  existing with respect to any Person or the property or assets of such person acquired by Ball or any of its Restricted Subsidiaries as in effect at the time of such acquisition, and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (7)
  customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business;

  (8)
  purchase money obligations for property acquired in the ordinary course and Capital Lease Obligations of business that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (9)
  Indebtedness of Restricted Subsidiaries; provided, that such Indebtedness was not prohibited under the indenture;

  (10)
  Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (11)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (12)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (13)
  any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, that such restrictions may only apply to such Securitization Entity;

  (14)
  any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

  (15)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

  (16)
  any encumbrance or restriction of the type referred to in clauses (1) through (3) of the first paragraph of this covenant above imposed by any extension, amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement, contract, instrument or obligation referred to in clauses (1) through (15) above that is not materially more restrictive, taken as a whole, than the encumbrance or restriction imposed by the applicable predecessor agreement, contract, instrument or obligation.

     Merger, Consolidation or Sale of Assets

        Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ball is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) Ball is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  either:

          (a)   except in the case of a merger of the Company with or into a Subsidiary, Ball or the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;" or

          (b)   the Fixed Charge Coverage Ratio for Ball or the entity or Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto and any related financing transactions as if same had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for Ball and its Restricted Subsidiaries immediately prior to such transaction, provided, however, that clause (4) above does not apply if, in the good faith determination of the Board of Directors of Ball, whose determination shall be evidenced by a board resolution, the purpose of such transaction is to change the state of incorporation of Ball.

        In addition, Ball may not, directly or indirectly, lease all or substantially all of the properties or assets of Ball and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Restricted Subsidiaries.

     Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Ball and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Ball. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may at any time redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. See "Certain Definitions—Unrestricted Subsidiary."

     Transactions with Affiliates

        Ball will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each, an "Affiliate Transaction," unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to Ball or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ball or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Ball delivers to the trustee:

          (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, a resolution of the Board of Directors of Ball set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Ball; and

          (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100 million, an opinion as to the fairness to Ball of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, employee benefit plan, officer or director indemnification agreement, service or termination agreement, or any similar arrangement entered into by Ball or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among Ball and/or its Restricted Subsidiaries;

  (3)
  transactions between or among Ball and/or its Restricted Subsidiaries with Ball Asia Pacific and Permitted Joint Ventures on terms that are no less favorable to Ball and/or such Subsidiary than those that would have been obtained in a comparable transaction by Ball and/or such Subsidiary with an unrelated Person;

  (4)
  any sale or other issuance of Equity Interests, other than Disqualified Stock, to Affiliates of Ball;

  (5)
  Restricted Payments and Investments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments;"

  (6)
  fees and compensation paid to members of the Board of Directors of Ball and its Restricted Subsidiaries in their capacity as such;

  (7)
  advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

  (8)
  fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of Ball or any of its Restricted Subsidiaries, as determined by the Board of Directors of Ball or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary;

  (9)
  transactions effected as part of a Qualified Securitization Transaction;

  (10)
  the grant of stock options or similar rights to officers, employees, consultants and directors of Ball and, to the extent otherwise permitted under the indenture, to any Restricted Subsidiary, pursuant to plans approved by the Board of Directors of Ball and the issuance of securities pursuant thereto; and

  (11)
  transactions pursuant to any arrangement, contract or agreement in existence on the date of the fourth supplemental indenture, as such arrangement may be amended or restated, renewed, extended, refinanced, refunded or replaced from time to time, provided that any such amendment or restatement, renewal, extension, refinancing, refund or replacement is on terms and conditions not materially less favorable to Ball or its Restricted Subsidiaries taken as a whole than the arrangement, contract or agreement in existence on the date of the fourth supplemental indenture.

     Sale and Leaseback Transactions

        Ball will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, that Ball or a Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  Ball or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;"

  (2)
  the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Ball applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

     Additional Subsidiary Guarantees

        If Ball or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the fourth supplemental indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture to the trustee within 20 business days of the date on which it was acquired or created; provided, that this covenant does not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture for so long as it continues to constitute an Unrestricted Subsidiary or to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.

     Payments for Consent

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ball will furnish to the holders of notes or cause the trustee to furnish to the holders of the notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ball's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

        In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

        In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If Ball is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ball will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Ball agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ball's filings for any reason, Ball will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ball were required to file those reports with the SEC.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by Ball or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by Ball or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments" or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;"

  (5)
  failure by Ball or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture or the notes;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Ball or any of its Restricted Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by Ball or any of its Restricted Subsidiaries (other than a Securitization Entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the fourth supplemental indenture, if that default:

          (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness on or before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b)   results in the acceleration of such Indebtedness prior to its express maturity; and

          (c)   in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more or its foreign currency equivalent;

  (7)
  failure by Ball or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Restricted Subsidiaries that is a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Restricted Subsidiary of Ball that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Ball with the intention of avoiding payment of the premium that Ball would have had to pay if Ball then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Ball may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

  (2)
  Ball's obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and Ball's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture.

        In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Restricted Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the notes are being defeased to maturity or to a particular Redemption Date;

  (2)
  in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the fourth supplemental indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

  (6)
  Ball must deliver to the trustee an officers' certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

  (7)
  Ball must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes or the subsidiary guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the subsidiary guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders—Change of Control);"

  (3)
  reduce the rate of or change the time for payment of interest on any note, including default interest;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration;

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

  (7)
  release any Guarantor from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes or a subsidiary guarantee:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Ball's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Ball's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes;

  (6)
  to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the subsidiary guarantees or the notes;

  (7)
  to evidence and provide for the acceptance of appointment by a successor trustee;

  (8)
  to add guarantees with respect to the notes;

  (9)
  to secure the notes; and

  (10)
  to release any Lien granted in favor of the holders of the notes pursuant to the covenant described in "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock" upon release of the Lien securing the underlying obligation that gave rise to such Lien.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

  (1)
  either:

          (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

          (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound;

  (3)
  Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the Redemption Date, as the case may be.

        In addition, Ball must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        The notes will initially be represented by global notes in registered, global form (collectively, the "Global Notes"). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Ball takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised Ball that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Ball that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own.

Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Ball and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ball, the trustee nor any agent of Ball or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Ball that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ball. Neither Ball nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Ball and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised Ball that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Ball nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies Ball that it is unwilling or unable to continue as depositary for the Global Notes and Ball fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

  (2)
  Ball, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        Ball will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Ball will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ball expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person, Indebtedness, including Disqualified Stock, of any other Person existing at the time such other Person is merged with or into, becomes a Restricted Subsidiary of such specified Person or is otherwise assumed by such specified Person in connection with an acquisition of assets from such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or the acquisition of assets from such person.

        "Additional Assets" means:

  (1)
  any property or assets, other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, that are usable by Ball or a Restricted Subsidiary in a Permitted Business; or

  (2)
  the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Ball or another Restricted Subsidiary.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be in control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means:

  (a)
  with respect to any notes on any Redemption Date, the greater of:

  (1)
  1.0% of the principal amount of the notes; or

  (2)
  the excess of:

            (i)  the present value at such Redemption Date of (x) the redemption price of such note at                           , 2015 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (y) all required interest payments due on such note through                           , 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

           (ii)  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practices; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Ball and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance or sale of Equity Interests in any of Ball's Restricted Subsidiaries, and in the case of either clause (1) or (2), whether in a single transaction or series of related transactions (a) that have a fair market value in excess of $20 million or (b) for Net Proceeds in excess of $20 million.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  a transfer of assets or rights by Ball to a Restricted Subsidiary of Ball or by a Restricted Subsidiary of Ball to Ball or another Restricted Subsidiary of Ball;

  (2)
  an issuance or sale of Equity Interests by a Restricted Subsidiary of Ball to Ball or to another Restricted Subsidiary of Ball;

  (3)
  the sale or lease of equipment, inventory, accounts receivable or other current assets in the ordinary course of business;

  (4)
  the sale or other disposition of cash or Cash Equivalents;

  (5)
  a Restricted Payment that is not prohibited by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (6)
  sales, conveyances or other transfers of receivables and related assets to a Securitization Entity or to another Person as contemplated by the definition of "Qualified Securitization Transaction" in a Qualified Securitization Transaction;

  (7)
  the sale or disposition of obsolete, uneconomical, worn out or surplus property or equipment;

  (8)
  the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

  (9)
  the granting of Liens not prohibited by the indenture;

  (10)
  any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

  (11)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business; and

  (12)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Ball Asia Pacific" means Ball Asia Pacific Limited and its affiliates and joint ventures.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members or managers thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition;

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

  (7)
  in the case of any Foreign Subsidiary;

          (a)   direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof;

          (b)   investments of the type and maturity described in clauses (1) through (6) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

          (c)   investments of the type and maturity described in clauses (1) through (6) above of foreign obligors which investments or obligors are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of Ball, comparable in investment quality to such investments and obligors, or the direct or indirect parent of such obligors.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Restricted Subsidiaries taken as a whole to any "person," as that term is used in Section 13(d)(3) of the Exchange Act;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Ball;

  (3)
  the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the ultimate Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares;

  (4)
  the first day on which a majority of the members of the Board of Directors of Ball are not Continuing Directors; or

  (5)
  Ball consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Ball, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Ball is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Ball outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

  (6)
  in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Indebtedness" means, with respect to any specified Person as of any date, the sum, without duplication, of:

  (1)
  the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

  (2)
  the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by, or is secured by a Lien on the assets of, the referent Person or one or more of its Restricted Subsidiaries; plus

  (3)
  the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person,

  (4)
  in each case, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

  (1)
  the Net Income (but not loss) of any Person (other than Ball) that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

  (4)
  the cumulative effect of a change in accounting principles will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Ball who:

  (1)
  was a member of such Board of Directors on the date of the fourth supplemental indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Existing Credit Facilities) or commercial paper facilities, in each case, with banks, investment funds or other institutional lenders providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by Ball or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers' certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of Ball, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of the security, or upon the happening of any event, matures, excluding any maturity as the result of the optional redemption thereof, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date on which the notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Equity Interests of Ball that are not Disqualified Stock; provided, however, that only the portion of the Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock; provided further that if such Capital Stock or other security is issued to any employee or to any plan for the benefit of employees of Ball or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security shall not constitute Disqualified Stock solely because it may be required to be repurchased by Ball or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Ball to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Ball may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of Ball that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Ball or its Domestic Subsidiaries.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means:

  (1)
  an offering or sale of Capital Stock, other than Disqualified Stock, of Ball; or

  (2)
  the contribution of cash to Ball as an equity capital contribution, other than in respect of Disqualified Stock.

        "Excluded Subsidiary" means such Subsidiaries of Ball as may from time to time be designated by Ball as "Excluded Subsidiaries" pursuant to an officers' certificate delivered to the trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:

  (1)
  the aggregate of the net sales of all such Subsidiaries shall not exceed $10 million in any twelve-month period; and

  (2)
  the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $10 million.

        "Existing Credit Facilities" means that certain credit agreement, dated October 13, 2005, as amended.

        "Existing Indebtedness" means all Indebtedness of Ball and Ball's Restricted Subsidiaries, other than Indebtedness under Credit Facilities, in existence on the date of the fourth supplemental indenture.

        "Existing Senior Notes" means up to $509 million of Ball's 6 7/8% Senior Notes due 2012, up to $375 million of Ball's 7 1/8% Senior Notes due 2016, up to $450 million of Ball's 6 5/8% Senior Notes due 2018 and up to $325 million of Ball's 7 3/8% Senior Notes due 2019.

        "Fitch" means Fitch Inc., and its successors.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, to the extent properly characterized as interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations;

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; and

  (4)
  all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Ball, other than Disqualified Stock, or to Ball or a Restricted Subsidiary of Ball.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Foreign Subsidiaries" means Subsidiaries of Ball that are not Domestic Subsidiaries.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the fourth supplemental indenture.

        "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  each Domestic Subsidiary of Ball as of the date of the fourth supplemental indenture (other than Ball Capital Corp. II, Ball Asia Pacific and the Excluded Subsidiaries); and

  (2)
  any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Hedging Counterparty" means, with respect to any Hedging Obligations, any counterparty thereto, at the time such Hedging Obligations are initially incurred, that is a holder, or an Affiliate thereof, of Indebtedness under any Credit Facilities. For clarification, such counterparty (and its successors and assigns) shall be deemed a Hedging Counterparty even if it or its Affiliate ceases to be a holder of Indebtedness under any Credit Facilities for any reason.

        "Hedging Obligations" means, with respect to any specified Person, the net payment obligations of such Person under:

  (1)
  interest rate swap agreements (including from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Incur" means, to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise. The term "Incurrence" has a correlative meaning. For the avoidance of doubt the Incurrence of Indebtedness by a Subsidiary of a Person will not be deemed to be an indirect Incurrence of Indebtedness by the referent Person.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing Hedging Obligations not entered into on behalf of a customer,

if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

          (a)   the Fair Market Value of such assets at the date of determination; and

          (b)   the amount of the Indebtedness of the other Person.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the form of loans, including Guarantees of Indebtedness or other Obligations, advances or capital contributions, excluding commission, travel, entertainment, moving and similar advances to officers and employees made in the ordinary course of business, prepaid expenses and accounts receivable, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ball or any Restricted Subsidiary of Ball sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Ball such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Ball, Ball or such Restricted Subsidiary, as the case may be, will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Investment Grade" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any Replacement Rating Agency or Replacement Rating Agencies, if any.

        "Leverage Ratio" means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Indebtedness of the Company as of such date to (b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined as provided below.

        For purposes of calculating the Leverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Limited Originator Recourse" means a reimbursement obligation to Ball or a Restricted Subsidiary in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Entity under a facility for the financing of trade receivables; provided, that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Net Income" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

  (3)
  any one time noncash charges (including legal, accounting, debt issuance and debt retirement costs) resulting from the Transactions.

        "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by Ball or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of all costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Ball nor any of its Restricted Subsidiaries, other than a Securitization Entity, if applicable, (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

  (2)
  no default with respect to which, including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the notes, of Ball or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ball or any of its Restricted Subsidiaries, other than a Securitization Entity, if applicable.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ball or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, including liquidated damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

        "Permitted Business" means the lines of business conducted by Ball and its Restricted Subsidiaries on the date hereof and businesses substantially similar, related or incidental thereto or reasonable extensions thereof.

        "Permitted Investments" means:

  (1)
  any Investment in Ball or in a Restricted Subsidiary of Ball;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Ball or any Restricted Subsidiary of Ball in a Person engaged in a Permitted Business, if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary of Ball; or

          (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ball or a Restricted Subsidiary of Ball;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" (including, without limitation, any sale or other disposition of all or a portion of the business constituting the aerospace and technologies segment of Ball) or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment made in exchange for the issuance of Equity Interests, other than Disqualified Stock, of Ball;

  (6)
  other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (6) since the date of the fourth supplemental indenture not to exceed 2.5% of Total Assets;

  (7)
  Hedging Obligations;

  (8)
  any Investment by Ball or a Restricted Subsidiary of Ball in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided, that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an Equity Interest;

  (9)
  any Investment existing on the date of the fourth supplemental indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, or refinancing, in whole or in part, thereof;

  (10)
  any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (11)
  any Investment in Ball Asia Pacific, the proceeds of which are used to permanently repay Indebtedness of Ball Asia Pacific in an amount up to the amount that was outstanding on August 10, 1998 plus any interest, prepayment penalty and reasonable costs associated with such repayment;

  (12)
  Investments in Permitted Joint Ventures of up to $250 million outstanding at any time;

  (13)
  receivables owing to Ball or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Ball or any such Restricted Subsidiary deems reasonable under the circumstances;

  (14)
  Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

  (15)
  Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

  (16)
  commission, payroll, travel and similar advances to employees in the ordinary course of business;

  (17)
  Investments consisting of intercompany indebtedness not prohibited under the indenture;

  (18)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (19)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

  (20)
  other Investments in any Person other than an Affiliate of Ball having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed $250 million.

        "Permitted Joint Venture" means an entity characterized as a joint venture, however structured, engaged in a Permitted Business and in which Ball or a Restricted Subsidiary (a) owns at least 40% of the ownership interest or (b) has a right to receive at least 40% of the profits or distributions; provided that such joint venture is not a Subsidiary of Ball.

        "Permitted Liens" means:

  (1)
  Liens on assets, including, without limitation, the capital stock of a Subsidiary, of Ball or any of its Restricted Subsidiaries to secure Indebtedness under any Credit Facilities that is permitted by the terms of the indenture to be incurred, whether pursuant to the terms of the first or second paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock" or otherwise;

  (2)
  Liens on the assets, including, but not limited to, the capital stock of a subsidiary, of Ball or any of its Restricted Subsidiaries to secure Indebtedness in respect of any Hedging Obligations to any Hedging Counterparty, but only to the extent that such Hedging Obligations relate to Indebtedness that is permitted by the terms of the indenture to be incurred;

  (3)
  Liens on property or assets of a Person existing at the time such Person is acquired by, or merged into or consolidated with, Ball or any Restricted Subsidiary of Ball; provided, that such Liens were not put in place in contemplation thereof and do not extend to any property or assets other than those of the Person acquired by, or merged into or consolidated with, Ball or any Restricted Subsidiary of Ball;

  (4)
  Liens on property or assets existing at the time of acquisition thereof by Ball or any Restricted Subsidiary of Ball, provided, that such Liens were not put in place in contemplation thereof and only extend to the property or assets so acquired;

  (5)
  Liens existing on the date of the fourth supplemental indenture;

  (6)
  Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (1) through (5), as the case may be, at the time the original Lien became a Permitted Lien;

  (7)
  Liens in favor of Ball or any Restricted Subsidiary of Ball;

  (8)
  Liens to secure Indebtedness permitted by clause (16) of the definition of "Permitted Debt;"

  (9)
  Liens incurred in the ordinary course of business of Ball or any Restricted Subsidiary of Ball with respect to obligations that do not exceed $100 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business, and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Ball or such Restricted Subsidiary;

  (10)
  Liens incurred or deposits made to secure the performance of statutory or regulatory obligations, bankers' acceptances, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, performance, letters of credit and return-of-money bonds, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

  (11)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent, that are not subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

  (12)
  Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the definition of "Permitted Debt;"

  (13)
  carriers', warehousemen's, mechanics', landlords', materialmen' s, repairmen's, suppliers' or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

  (14)
  easements, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of Ball and its Restricted Subsidiaries taken as a whole;

  (15)
  Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

  (16)
  leases or subleases granted to third Persons not materially interfering with the ordinary course of business of Ball and its Restricted Subsidiaries taken as a whole;

  (17)
  Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder, incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

  (18)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (19)
  Liens for purchase money obligations, including refinancings thereof permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;" provided, that (a) the Indebtedness secured by any such Lien is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock" and (b) any such Lien encumbers only the asset so purchased;

  (20)
  any attachment or judgment Lien not constituting an Event of Default under clause (i) of the first paragraph of the section described above under the caption "Events of Default and Remedies" and Liens arising from the rendering of a judgment that is not a final judgment or order against Ball or any Restricted Subsidiary with respect to which Ball or such Restricted Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment;

  (21)
  any interest or title of a lessor or sublessor under any operating lease or capital lease;

  (22)
  Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

  (23)
  Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

  (24)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Ball and its Restricted Subsidiaries in the ordinary course of business; and

  (25)
  Rights of set-off of banks and other Persons.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Ball or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Ball or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided, that:

  (1)
  the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest and premiums on the Indebtedness and the amount of all fees, expenses, prepayment penalties and premiums incurred in connection therewith;

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by Ball or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Ball or any Restricted Subsidiary of Ball in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

        "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which Ball or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity, in the case of a transfer by Ball or any of its Restricted Subsidiaries, and (b) any other Person, in case of a transfer by a Securitization Entity, or may grant a security interest in, any receivables, whether now existing or arising or acquired in the future, of Ball or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and contract rights and all Guarantees or other obligations in respect of such receivables, proceeds of such receivables and other assets, including contract rights, which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables, collectively, "transferred assets;" provided, that, in the case of any such transfer by Ball or any of its Restricted Subsidiaries, the transferor receives cash or Purchase Money Notes in an amount which, when aggregated with the cash and Purchase Money Notes received by Ball and its Restricted Subsidiaries upon all other such transfers of transferred assets during the ninety days preceding such transfer, is at least equal to 75% of the aggregate face amount of all receivables so transferred during such day and the ninety preceding days.

        "Rating Agencies" means each of Fitch, Moody's and S&P and any Replacement Agency selected by Ball (as certified by a resolution by the Board of Directors) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside the control of Ball.

        "Redemption Date" has the meaning set forth in the first paragraph of "—Optional Redemption" above.

        "Replacement Rating Agency" means a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ball (as certified by a resolution by the Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be, if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside the control of Ball.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided, that, on the date of the fourth supplemental indenture, all Subsidiaries of Ball other than Ball Asia Pacific, Ball Capital Corp. II and the Excluded Subsidiaries shall be Restricted Subsidiaries of Ball.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Corporation, Inc., and its successors.

        "Securitization Entity" means a Wholly-Owned Restricted Subsidiary of Ball, or another Person in which Ball or any Restricted Subsidiary of Ball makes an Investment and to which Ball or any Restricted Subsidiary of Ball transfers receivables and related assets, that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of the Directors of Ball, as provided below, as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which (1) is guaranteed by Ball or any Restricted Subsidiary of Ball, other than the Securitization Entity, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (2) is recourse to or obligates Ball or any Restricted Subsidiary of Ball, other than the Securitization Entity, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (3) subjects any property or asset of Ball or any Restricted Subsidiary of Ball, other than the Securitization Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which neither Ball nor any Restricted Subsidiary of Ball has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Ball or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Ball, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither Ball nor any Restricted Subsidiary of Ball has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Ball shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Ball giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the

Securities Act, as such Regulation is in effect on the date of the fourth supplemental indenture.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Ball or any Subsidiary of Ball that are reasonably customary in receivables securitization transactions.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof.

        "Total Assets" means the total assets of Ball and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of Ball and its Restricted Subsidiaries.

        "Transactions" means the offering of notes hereby, borrowings under our revolving credit facility or accounts receivable securitization facility and the application of the net proceeds therefrom and the payment of related fees and expenses.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to                   , 2015; provided, however, that if the period from the Redemption Date to                  , 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (a) each of Ball Asia Pacific, Ball Capital Corp. II, and the Excluded Subsidiaries and (b) any Subsidiary of Ball that is designated by the Board of Directors of Ball as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with Ball or any Restricted Subsidiary of Ball unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ball or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ball;

  (3)
  is a Person with respect to which neither Ball nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person' s net worth; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Ball or any of its Restricted Subsidiaries; provided, however, that Ball and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money.

        Any designation of a Subsidiary of Ball as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ball as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock," Ball will be in default of such covenant. The Board of Directors of Ball may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Ball of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which are directly or indirectly owned by Ball.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain U.S. federal income tax considerations of the acquisition, ownership and disposition of the notes as of the date hereof to non-U.S. holders that acquire notes for cash at their original issue price pursuant to this offer. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service ("IRS"), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities who elect to apply a mark-to-market method of accounting, U.S. holders that have a functional currency other than the U.S. dollar, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the consequences of any state, local or non-U.S. tax consequences or any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

        This discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount, as determined for U.S. federal income tax purposes. Original issue discount is de minimis if it is less than 0.25% of a note's stated redemption price at maturity multiplied by the number of complete years from issue date to maturity. If the notes are issued with more than a de minimis amount of original issue discount, superseding U.S. federal income tax disclosure will be provided with any term sheet that supplements this prospectus supplement.

        For purposes of this summary, a "non-U.S. holder" means any beneficial owner (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a "U.S. holder." A "U.S. holder" means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, or is treated as, a citizen or individual resident of the United States, a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

        If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Non-U.S. Holders

        Stated Interest.    A non-U.S. holder generally will not be subject to U.S. federal income tax on interest paid or accrued on a note if the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States). In addition, subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. withholding tax on interest paid on a note, provided that the non-U.S. holder:

        (1)   does not actually or constructively, directly or indirectly, own 10% or more of our voting stock; and

        (2)   is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership;

        (3)   is not a bank that acquired the note in connection with an extension of credit made pursuant to a loan entered into in the ordinary course of business; and

        (4)   certifies to its non-U.S. status on IRS Form W-8BEN.

        Alternatively, a non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder's conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. withholding tax, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8 BEN).

        Disposition.    Subject to the discussion below regarding information reporting and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a note, unless

        (1)   the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

        (2)   in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

        Information reporting and backup withholding.    A non-U.S. holder may be subject to information reporting with respect to interest paid or accrued on a note and with respect to amounts realized on the disposition of a note. A non-U.S. holder not subject to U.S. income tax may nonetheless be subject to backup withholding on interest paid on a note, and with respect to amounts realized on the disposition of a note, unless the non-U.S. holder provides the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption for backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder's U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the applicability of the information reporting and backup withholding rules to them.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us the following principal amounts of notes:

Underwriters	Principal amount of notes
Deutsche Bank Securities Inc.	$
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
RBS Securities Inc.
KeyBanc Capital Markets Inc.
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
HSBC Securities (USA) Inc.
Rabo Securities USA, Inc.	$

Total		$450,000,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus, if any of them are purchased.

        We have been advised by the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of         % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of         % of the principal amount of the notes on sales to other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $800,000.

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes, but will not be obligated to do so and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The underwriters have advised us that they do not intend to confirm sales to any account over which any of them exercises discretionary authority.

        Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., is the administrative agent and collateral agent under the existing credit facilities. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a co-syndication agent under the existing credit facilities. Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. act as joint lead arrangers, joint mandated arrangers and joint book managers for the existing credit facilities and jointly manage the syndication of the existing credit facilities. Deutsche Bank AG, New York Branch, Bank of America, N.A., JPMorgan Chase Bank, N.A. (an affiliate of J.P. Morgan Securities Inc.) and affiliates of Goldman, Sachs & Co., Barclays Capital Inc. and certain co-managers are lenders under the existing credit facilities. In addition, affiliates of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and certain co-managers are lenders under the Tranche D Term Loan Facility under our existing credit facility. An affiliate of J.P. Morgan Securities Inc. is lead arranger of the accounts receivables securitization facility.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various other financial advisory, commercial banking and investment banking services and other commercial dealings in the ordinary course of business for us, for which they received or will receive customary fees, commissions and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not

made and will not make an offer of notes to the public in that Relevant Member State other than:

          (a)   to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

          (d)   in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in

Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        Certain legal matters as to the validity of the notes are being passed upon by Charles E. Baker, Vice President and General Counsel of Ball Corporation, and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. The underwriters have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

PROSPECTUS

Ball Corporation
Debt Securities
Common Stock
Preferred Stock
Warrants

        From time to time, we may offer debt securities, common stock, preferred stock or warrants.

        We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

        Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange under the symbol "BLL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 5.

        None of the Securities and Exchange Commission, any other state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2009

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, Ball Corporation may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that Ball Corporation may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        Our principal offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131.

WHERE YOU CAN FIND MORE INFORMATION

        Ball Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation's SEC filings are also available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball Corporation's common stock is listed.

        This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

  •
  The information filed in our definitive Proxy Statement for the 2008 Annual Meeting of Shareholders under the headings "Voting Securities and Principal Shareholders," "Director Nominees and Continuing Directors," "Certain Committees of the Board," "Executive Compensation," "Ratification of the Appointment of Independent Auditor" and "Section 16(a) Beneficial Ownership Reporting Compliance."

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, including any amendments or reports filed with the SEC for the purpose of updating such description.

  •
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-07349) filed with the SEC on August 3, 2006, as amended, including any amendments or reports filed with the SEC for the purpose of updating such description.

        Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as"will,""expect,""estimate,""anticipate,""forecast,""plan,""believ e" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

  •
  fluctuation in product demand and preferences;

  •
  availability and cost of raw materials;

  •
  competitive packaging availability, pricing and substitution;

  •
  changes in climate and weather;

  •
  crop yields;

  •
  competitive activity;

  •
  failure to achieve anticipated productivity improvements or production cost reductions, including our beverage can end project; mandatory deposit or other restrictive packaging laws;

  •
  changes in major customer or supplier contracts or loss of a major customer or supplier; and

  •
  changes in foreign exchange rates, tax rates and activities of foreign subsidiaries.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements for our aerospace segments include, but are not limited to:

  •
  funding, authorization, availability and returns of government and commercial contracts; and

  •
  delays, extensions and technical uncertainties affecting segment contracts.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements for the company as a whole include, but are not limited to:

  •
  accounting changes;

  •
  changes in senior management;

  •
  the current global credit squeeze and its effects on liquidity, credit risk, asset values and the economy;

  •
  successful or unsuccessful acquisitions, joint ventures or divestitures;

  •
  integration of recently acquired businesses;

  •
  regulatory action or laws including tax, environmental, health and workplace safety, including in respect of chemicals or substances used in raw materials or in the manufacturing process;

  •
  governmental investigations;

  •
  technological developments and innovations;

  •
  goodwill impairment;

  •
  antitrust, patent and other litigation;

  •
  strikes;

  •
  labor cost changes;

  •
  rates of return projected and earned on assets of the company's defined benefit retirement plans;

  •
  pension changes;

  •
  reduced cash flow;

  •
  interest rates affecting our debt; and

  •
  changes to unaudited results due to statutory audits or other effects.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION

        We are a manufacturer of metal and plastic packaging, primarily for beverages and foods, and a supplier of aerospace and other technologies and services to governmental and commercial customers.

        Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Ball Corporation's principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated March 27, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior or subordinated;

  •
  applicable subordination provisions, if any;

  •
  whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

  •
  conversion or exchange into other securities;

  •
  whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption (including upon a "change of control") or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  conversion or exchange features;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  extent to which a secondary market for the securities is expected to develop;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 or $5,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our amended articles of incorporation and our bylaws and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.

General

        Our authorized capital structure consists of:

  •
  550,000,000 shares of common stock, without par value; and

  •
  15,000,000 shares of preferred stock, without par value, including 550,000 authorized shares of Series A Junior Participating Preferred Stock.

        As of February 1, 2009, there were 93,777,593 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

  Voting

        The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

  Dividends

        Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.

  Liquidation Rights

        In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.

  Other matters

        Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

        When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

  •
  the title or designation of the series;

  •
  the number of shares to be included in the series;

  •
  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

  •
  the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

  •
  the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

  •
  whether the preferred stock being offered will be listed on any securities exchange;

  •
  if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

  •
  the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

  •
  any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or our bylaws then in effect.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Certain Anti-Takeover Matters

        Certain provisions of our amended articles of incorporation and our bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Classified Board of Directors

        Our amended articles of incorporation and bylaws provide for a board of directors consisting of ten members, divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors. The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

  Removal of Directors Only for Cause; Filling Vacancies

        Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

  Advance Notice Requirements

        Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

  Special Meetings of Shareholders

        Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.

  Restrictions on Certain Related Party Business Combination Transactions

        In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:

  •
  any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of ours or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

  •
  any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of ours or any of our subsidiaries' to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

  •
  the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

  •
  any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

  •
  any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

        A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.

        The supermajority voting requirement does not apply, however, if:

  •
  the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

  •
  specified price, form of consideration and procedural requirements have been met.

  Amendment of Articles and Bylaws

        Our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.

  Rights Plan Provisions

        On July 26, 2006, our board of directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 7, 2006 and the attachment of one right for each subsequently issued share of common stock. Subject to adjustment, each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $185 per right. The description and terms of the rights are set forth in a Rights Agreement, dated as of July 26, 2006, between us and Computershare Investor Services LLC, as rights agent, as amended.

        Generally, if a person or group acquires 10% or more of our outstanding common stock (or upon occurrence of certain other events), the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. The rights, which expire in August 6, 2016, are redeemable by us at a redemption price of $0.01 per right.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

  Indiana Business Combinations Statute

        We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.

        Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.

        In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

  •
  the title or designation of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

  •
  the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

  •
  the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  whether such warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

  •
  if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

  •
  if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if necessary, a discussion of certain federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 LEGAL MATTERS

        Certain legal matters will be passed on for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Certain matters of Colorado law will be passed on by Charles E. Baker, Vice President and General Counsel of Ball Corporation, and certain matters of Indiana law will be passed on by Robert W. McClelland, Associate General Counsel of Ball Corporation. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$450,000,000

Ball Corporation

       % Senior Notes due 2020

Prospectus Supplement

                    , 2010

Joint Book-Running Managers

Deutsche Bank Securities
BofA Merrill Lynch
J.P. Morgan
Goldman, Sachs & Co.
Barclays Capital

Co-Managers

RBS
KeyBanc Capital Markets
Wells Fargo Securities
BNP PARIBAS
HSBC
Rabo Securities USA, Inc.